EX-10.3
                                   EMPLOYMENT
                                    AGREEMENT

         AGREEMENT made as of the 1st day of January, 1999 between INTELLI-CHECK, INC. ("Company"), a New York Corporation having an office at 775 Park Avenue, Suite 340, Huntington, NY 11743 and KEVIN M. MESSINA ("Employee"), residing at 48 State Place, Huntington, NY 11743.

         WHEREAS, Employee has been serving as the Company's President. Company and Employee wish to enter into a new Employment Agreement pursuant to which Employee will remain as President of the Company.

         NOW,   THEREFORE,   in  consideration  of  the  respective   agreements
hereinafter set forth, the parties agree as follows:

                                    Article I
                                   Employment

1.01 Term. Company hereby employs Employee, and Employee hereby accepts employment with Company (including also employment by, and in connection with the business activities of any of Company's affiliates, subsidiaries and related corporations), in the position and with the duties hereinafter set forth, for a period (the "term") commencing on January 1, 1999 and ending December 31, 2001 subject, however, to earlier termination in accordance with the provisions of this Agreement.

                                   Article II
                                     Duties

2.01 General. Employee shall be the President of the Company and shall perform such executive duties as may from time to time be assigned to him by Company's Board of Directors. If so elected or appointed, Employee shall also serve without additional compensation as a director and/or officer of the Company or any of its subsidiaries. However, the Employee recognizes and agrees that the Board may elect to amend the position and/or duties assigned to Employee. Such amendment of position and/or duties shall be commensurate with that of a Senior Executive Vice President with no reduction in Fixed Salary, benefits or incentives.

2.02 Performance. During the term of his employment, Employee shall devote substantially all his business time, best efforts and attention to the business, operations and affairs of Company and the performance of his duties hereunder provided, however, that during the term of his employment, Employee may work for a non-competitive Company so long as he devotes substantially all of his business time, best efforts and attention to the business operations and affairs of the Company and the performance of his duties hereunder.

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2.03          Employee's  Representations.  Employee  represents and warrants to and agrees with Company that:

         (a) Neither the execution nor performance by Employee of this Agreement is prohibited by or constitutes or will constitute, directly or indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which Employee is or has been a party or by which he is bound.

         (b) Neither Employee nor any business or entity in which he has any interest or from which he receives any payments has, directly or indirectly, any interest of any kind in or is entitled to receive, and neither Employee nor any such business or entity shall accept, from any person, firm, corporation or other entity doing business with Company any payments of any kind on account of any services performed by Employee during the term of his employment.

                                   Article III
                        Compensation and Related Matters

3.01(a) Fixed Salary. As compensation for Employee's services Company shall pay Employee a salary of $225,000 per annum (the "Fixed Salary"). At each anniversary of this contract, the Fixed Salary shall be augmented by a bonus of $50,000 if gross sales of Company products have reached $2,000,000 for the previous year, plus 1% of the amount of gross sales in excess of $2,000,000 for that year. It is further agreed that no salary increase above $150,000 shall occur until such time as the Company receives payment for gross sales of at least $1,000,000.

3.01(b) The Employee shall have the right at his election, to receive compensation in the form of the Company's restricted Common Stock. Such Stock shall be valued at fifty percent (50%) of the closing bid price of the Company's Common Stock as quoted on NASDAQ/NMS (or other established exchange) as of the date of the Employee's election. Such election may be for all or part of the Employee's Compensation. At the beginning of each quarter, Employee shall give the Company notice of his election to exercise his option to receive restricted Common Stock in lieu of cash compensation.

3.01(c) Fixed Salary Adjustment. The fixed salary may not be decreased hereunder during the term of this agreement, but may be increased upon review by and within the sole discretion of the Company's Board of Directors.

3.01(d) Bonus. Employee shall be entitled to receive bonus compensation in an amount as approved by the Company's Board of Directors based upon performance criteria as may be established by the Compensation Committee from time to time. Such bonuses may be in the form of cash or the Company's restricted stock.

3.02          Expenses.   Company  shall  pay  or  reimburse  Employee  for  all
              reasonable  travel,   hotel,   entertainment  and  other  business
              expenses incurred in the performance of

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              Employee's  duties upon  submission  of  appropriate  vouchers and other supporting data therefore.

3.03 Stock Options. For each fiscal year ending during the term of this Agreement, Company will grant Employee an option to purchase the greater of (i) 25,000 of Company's common shares at Fair Market Value (as hereinafter defined) on the date of grant or (ii) 10,000 of Company's common shares at Fair Market Value on the date of grant for each full $250,000 by which Pre-Tax Profits for each fiscal year (commencing with the fiscal year ending December 31,
              1999) exceeds Pre-Tax Profits for the prior fiscal year, provided, however, that in no event shall Employee be granted options hereunder to purchase more than 150,000 of Company's common shares with respect to any one fiscal year. The stock options contemplated hereby shall be granted at or concurrently with a meeting of the Board of Directors first following the end of the fiscal year when audited financial statements of the Company's
              results  of  operations   for  the  prior  fiscal  year  are  made
              available. If there shall not be sufficient common shares available for the grant of stock options to Employee pursuant to Company's 1998 Stock Option Plan (or a later Stock Option Plan approved by Company's shareholders) for any fiscal year ending during the term of this Agreement, Company shall, at the Annual Meeting of Shareholders first following the end of such fiscal year, submit to its shareholders for approval a stock option plan to authorize the issuance of at least that number of common shares necessary to grant Employee's stock options for such fiscal year as contemplated hereby. In the event Company's shareholders do not approve such a stock option plan, then Employee shall receive only a pro-rata share of stock options from options, if any, available for grant from prior years' plans which were approved by Company's shareholders after 1998. The pro-rata share shall be determined by dividing the number of shares available for grant by the number of Employees eligible for grants under employment agreements with the Company. In the event of termination of employment, Employee's right to receive stock options hereunder shall terminate as of the effective date of such termination. Employee shall enter into a stock option agreement with Company, substantially in the form of Exhibit A attached hereto, each time options are granted to Employee hereunder. For purposes of this Agreement, the term "Fair Market Value" shall mean the mean between dealer closing "bid" and "ask" on the last day on which Company's common shares were traded immediately preceding the date such options are granted, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or NASDAQ's successor.

3.04 Benefits. Employee shall be entitled to (i) participate in all general pension, profit-sharing, life, medical, disability and other insurance and employee benefit plans and programs at any time in effect for executive employees of Company, provided, however, that nothing herein shall obligate Company to establish or maintain any employee benefit plan or program, whether of the type referred to in this clause (i) or otherwise, and (ii) four
              (4) weeks vacation during each twelve month period of employment at mutually agreeable times. Employee shall be entitled to the use of a Company vehicle, however, Employee may elect to provide his own vehicle and if such election is made, Company agrees to pay Employee One Thousand Two Hundred and Fifty Dollars ($1,250) per month to cover cost of the vehicle, insurance, repairs and other expenses, pertaining thereto.

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                                   Article IV
                    Termination for Cause; Disability; Death

4.01 For Cause. Company shall have the right to terminate the employment of Employee hereunder at any time for Cause (as hereinafter defined) without prior notice (except as otherwise hereinafter provided). For purposes of this Agreement "Cause" shall mean and include the occurrence of any of the following acts or events by or relating to the Employee: (i) any material misrepresentation by Employee in this Agreement; (ii) any material breach of any obligations of Employee under this Agreement which remains uncured for more than twenty (20) days after written notice thereof by Company to Employee or if the default is such that it cannot be cured within such 20-day period, upon said breach; (iii) habitual insobriety or substance abuse of Employee while performing his duties hereunder; (iv) theft of embezzlement from Company or any other material acts of dishonesty; (v) repeated insubordination respecting reasonable orders or directions of Company's Board of Directors; (vi) conviction of a crime (other than traffic violations and minor misdemeanors) or
              (vii) if Employee becomes the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or state securities laws or Federal commodities. In the event of termination for Cause, Employee's fixed salary shall terminate as of the effective date of termination of employment.

4.02 Without Cause. Company may not terminate the employment of Employee, except for Cause not withstanding Article IV; Section
              4.01 of Company's by-laws.

4.03 Disability. If Employee, by reason of illness, mental or physical incapacity or other disability, is unable to perform his regular duties hereunder (as may be determined by the Board of Directors), Company shall continue to pay half of Employee's salary for the balance of the term of this Agreement, provided, however, in the event Employee recovers from any such illness, mental or physical incapacity or other disability (as may be determined by an independent physician to which Employee shall make himself available for examination at the reasonable request of the Board of Directors), Employee shall immediately resume his regular duties hereunder. Any payments to Employee under any disability insurance or plan maintained by Company shall be applied against and shall reduce the amount of the salary payable by Company under this Agreement. If at any time during the year the Employee has suffered a complete and total disability, defined as the inability to perform his/her duties from any location, then the provisions of paragraph 3.03 shall be pro-rated so as not to provide for incentive compensation for the period of complete and total disability.

4.04 Death. In the event of Employee's death, Company shall continue to pay half of the Employee's Fixed Salary for the balance of the term of this Agreement to Employee's surviving Mother, provided, however, that, if Company is the beneficiary of life insurance on Employee's life, it shall use the proceeds of such insurance promptly upon the receipt thereof to prepay (in inverse order to maturity), half of the Fixed Salary remaining to be paid discounted to present value using an assumed

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              interest  rate of 8% per annum.  Company shall have the right (but
              not  the  obligation)  to  obtain  a  life  insurance   policy  on
              Employee's life. The proceeds of any such life insurance policy shall be payable to Company. Employee shall cooperate with Company and use his best efforts in all respects and regard to obtaining a life insurance policy, including, without limitation, undergoing a physical examination upon reasonable request.

4.05 Change of Control. If during the term of this Agreement, there shall occur a Change of Control, Employee may terminate his employment hereunder for Good Reason (as in hereinafter defined) at any time during the term of this Agreement in which case he shall be entitled to receive a payment equal to 2.99 times Employee's average annual compensation paid by Company (including bonuses, if any) during the three years preceding the date of termination (the "Severance Payment"), provided, however, that such Severance Payment shall be reduced if and only to the extent necessary to avoid the imposition of an excise tax on such Severance Payment under Section 4999 of the Internal Revenue Code of 1986, as amended. The Severance Payment shall be payable to Employee on the date of termination as follows:

                  (i) an amount equal to three months Fixed Salary at the rate prevailing on the date of termination, provided, however, that such amount shall be reduced if three times such amount would cause Company to be in default of any of its convenants to any of its lenders, in which event the amount payable to Employee shall be reduced so that three times such amount would not cause such default; and

                  (ii)     the balance  remaining after the payment set forth in
                           (i) above shall be paid by Company by issuing to Employee that number of its unregistered common shares as shall equal balance divided by $2.00.

              For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred on the first day on which a majority of the Directors of Company do not consist of individuals recommended by Employee, Frank Mandelbaum and one outside Director or if the Company is sold.

              For purposes of this Agreement, "Good Reason: shall mean any of the following (without Employee's express prior written consent):

              (a) The  assignment to Employee by Company of duties  inconsistent with Employee's then positions, duties, responsibilities, titles or offices or any reduction in his duties or responsibilities or any removal of Employee from or any failure to re-elect Employee to any of such positions, except in connection with the termination of Employee's employment for Cause, or disability (as described in Section 4.03 herein) or as a result of Employee's death or by termination of employment by Employee other than for Good Reason, however, nothing herein prevents the current Board from exercising its right to elect officers.

              (b) A relocation  of Company's  principal  executive  offices to a location greater than 50 miles of the current operating address of the Company or Company's requiring Employee to be based anywhere other than the location at which

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                  Employee on the date hereof performs Employee's duties, except for  required  travel  on  Company's  business  to  an  extent
                  substantially   consistent  with  Employee's  business  travel
                  obligations on the date hereof or any adverse change in the office assignment or secretarial and other support accorded to Employee on the date hereof;

              (c) A failure  by  Company to  continue  in effect any  benefit or compensation plan (including any pension, profit-sharing, bonus, life, medical, disability and other insurance and employee benefit plans and programs) in which Employee is then participating or plans providing Employee with substantially similar benefits or the taking of any action by Company which would adversely affect Employee's participation in or reduce Employee's benefits under any of such plans;

              (d) The  taking  of any  action by  Company  which  would  deprive
                  Employee of any material fringe benefit enjoyed by Employee on the date hereof;

              (e) The failure by Company to obtain the  specific  assumption  of this Agreement by any successor or assign of Company or any person acquiring substantially all of Company's assets;

              (f) Any  material  breach  by  Company  of  any  provision  of the
                  Agreement.

4.06 Registration of Common Shares. Employee shall have the right to require Company to file one registration statement for, or otherwise register, all and not less than all of the common shares received pursuant to Section 4.05 (ii) provided that he notifies Company of his desire to have these shares registered herein within 45 days of the end of the Company's fiscal year. Company agrees to use its best efforts to register these shares at its own cost and expense. Employee recognizes that Company may include these shares together with other shares in any registration statement.

                                    Article V
                    Confidential Information; Non-Competition

5.01 Confidential Information. Employee shall not, at any time during or following termination or expiration of the term of this Agreement, directly or indirectly, disclose, publish or divulge to any person (except in the regular course of Company's business), or appropriate, use or cause, permit or induce any person to appropriate or use, any proprietary, secret or confidential information of Company including, without limitation, knowledge or information relating to its trade secrets, business methods, the names or requirements of customers or the prices, credit or other terms extended to its customers, all of which Employee agrees are and will be of great value to Company and shall at all times be kept confidential. Upon termination or expiration of this Agreement, Employee shall promptly deliver or return to Company all materials of a proprietary, secret or confidential nature relating to Company together with any other property of Company which may have theretofore been delivered to or may be in possession of Employee.

5.02 Non-Competition. During the term of this Agreement and for a period of two years after the sooner of the expiration date of this Agreement or the date when Employee

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              ceases to be employed by Company as a result of either a voluntary termination of his employment or a termination for cause, Employee shall not, within the United States, its territories and/or, possessions and countries in which the Company does business, without the prior written consent of Company in each instance , directly or indirectly, in any manner or capacity, whether for himself or any other person and whether as proprietor, principal,
              owner,  shareholder,   partner,   investor,   director,   officer,
              employee,  representative,   distributor  consultant,  independent
              contractor or otherwise engage or have any interest in any entity which is engaged in any business or activity then conducted or engaged in by Company. The two-year period referred to in the preceding sentence shall be reduced by two months for each full year that elapses after the commencement date of this Agreement. Notwithstanding the foregoing, however, Employee may at any time own in the aggregate as a passive (but not active) investment not more than 5% of the stock or other equity interest of any publicly-traded entity which engages in a business competitive with Company.

5.03 Reasonableness. Employee agrees that each of the provisions of this Section 5 is reasonable and necessary for the protection of Company; that each such provision is and is intended to be divisible; that if any such provision (including any sentence, clause or part) shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more periods of time, areas of business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other and remaining parts; and that any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable in such jurisdiction. Employee further recognizes and agrees that any violation of any of his agreements in this Section 5 would cause such damage or injury to Company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, Company shall be entitled, as a matter of course, to injunctive relief from any court of competent jurisdiction restraining any further violation. Such right to injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which Company may possess.

5.04 Survival. The provisions of this Section 5 shall survive the expiration or termination of this Agreement for any reason.


                                   Article VI
                                  Miscellaneous

6.01 Notices. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to Company and to Employee at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice

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              hereunder.  Any such notice  shall be deemed to have been given on the day delivered, if personally delivered, or on the third day after the date of mailing if mailed.

6.02 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Employee under this Agreement may not be assigned or delegated.

6.03          Governing Law;  Severability.  This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. In addition to the provisions of
              5.03 above, the invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.

6.04 Entire Agreement; Modification; Waiver; Interpretation. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this
              Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

6.05 Indemnification. Employee shall indemnify and hold Company free and harmless from and against and shall reimburse it for any and all claims, liabilities, damages, losses, judgments, costs and expenses (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any breach or default of any of his representations, warranties and agreements in this Agreement. Company shall indemnify and hold Employee free and harmless from and against and shall reimburse him for any and all claims, liabilities, damages, losses, judgments, costs and expenses (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any breach or default of any of its representations, warranties and agreements in this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                   INTELLI-CHECK, INC.

                                                                    Page 8 of 12

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                                                   By__________________________
                                                     Frank Mandelbaum, CEO




                                                     __________________________
                                                     Kevin M. Messina

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                                    EXHIBIT A
                             STOCK OPTION AGREEMEMT

         Intelli-Check,  Inc., a New York  corporation  (the  "Company"),  as of
the_____day       of        _____________,        1998       hereby       grants
to______________________("Optionee"),   residing  at________________________  in
consideration of services and advice rendered by Optionee to the Company, the irrevocable right and option ("Option") to purchase all or part of an aggregate of_____________________shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), on the terms and conditions hereinafter set forth:

1. Purchase Price. The purchase price for the Shares shall be $____________per share subject to adjustment as provided in Paragraph 5 below.

2.   Term of Option: Exercise.

         (a) Subject to earlier termination pursuant hereto, the Option shall terminate five (5) years from the date hereof. The Option shall be exercisable in full on the date hereof.

         (b) The Option shall be exercised by fifteen (15) days' written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the purchase price for such Shares. The option price shall be payable in United States dollars, and may be paid in cash or by certified check on a United States bank or by other means acceptable to the Company. In no event shall the Company be required to issue any Shares (i) until counsel for the Company determines that the Company has complied with all applicable securities exchange or the National Association of Security Dealers Automated Quotation System on which the Common Stock may then be listed, and (ii) unless Optionee reimburses the Company for any tax withholding required and supplies the Company with such information and data as the Company may deem necessary.

         (c) Optionee shall not, by virtue of the granting of the Option, be entitled to any rights of a shareholder in the Company and shall not be considered a record holder of any Shares purchased by Optionee until the date on which Optionee shall actually be recorded as the holder of such Shares upon the stock records of the Company. The Company shall not be required to issue any fractional Share upon exercise of the Option and shall not be required to pay to Optionee the cash equivalent of any fractional Share interest.

3.   Restrictions on Transfer and Termination.

         (a) No option shall be transferred by Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of Optionee the Option shall be exercisable only by Optionee or by Optionee's legal representative.

         (b) In the event of the termination of Optionee's employment by the Company at any time for any reason (excluding disability or death), the Option and all rights thereunder shall be exercisable by Optionee at any time within three (3) months thereafter, but not later than the termination date of the Option. Notwithstanding the foregoing, in the event Optionee is permanently and totally disabled (within the meaning of Section 105(d) (4), or any successor section, of the Internal Revenue Code), Optionee's Option and all rights thereunder shall be exercisable by Optionee (or Optionee's legal representative) at any time within six (6) months of Optionee's termination of employment, but not later than the termination date of the Option.

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

         (c) If Optionee shall die while in the employ of the Company, the Option may be exercised by Optionee's designated beneficiary or beneficiaries (or if none have been effectively designated, by Optionee's executor, administrator or the person to whom Optionee's rights under the Option shall pass by Optionee's will or by the laws of descent and distribution) at any time within six
              (6) months after the date of Optionee's death, but not later than the termination date of the Option.

         (d) This Option is granted pursuant to an Employment Agreement between Company and Optionee dated which Employment Agreement governs Optionee's rights and obligations as an employee including, without limitation, Company's right to terminate Optionee's employment under certain circumstances, and nothing in this Agreement shall confer upon Optionee any additional rights with respect to the terms and conditions of Optionee's employment.

4    Securities Act Matters.

         (a) Optionee represents that Shares issued upon any exercise of the Option will be acquired for Optionee's own account for investment only and not with a view to the distribution thereof within the meaning of the Federal Securities Act of 1933, as amended (hereinafter, together with the rules and regulations thereunder, collectively referred to as the "Act"), and that Optionee does not intend to divide Optionee's participation with others or transfer or otherwise dispose of all or any Shares except as below set forth. As herein used the terms "transfer" and "dispose" mean and include, without limitation, any sale, offer for sale, assignment, gift, pledge or other disposition or attempted disposition.

         (b) Optionee understands that in the opinion of the Securities and Exchange Commission ("SEC") Shares must be held by Optionee for an indefinite period unless subsequently registered under the Act or unless an exemption from registration thereunder is available; that, under Rule 144 under the Act, after two or three years from the date of payment for and issuance of the hares, certain public sales thereof (which may be limited as to the number of Shares) may be made in accordance with the subject to the terms, conditions and restrictions of Rule 144, but only if certain reporting and other requirements thereunder have been complied with; and that should Rule 144 be inapplicable, registration or the availability of an exemption under the Act will be necessary in order to permit public distribution of any Shares. Optionee also understands that the Company is and will be under no obligation to register the Shares or to comply with any exemption under the Act.

         (c) Optionee shall not at any time transfer or dispose of any Shares except pursuant to either (i) a registration statement under the Act which registration statement has become effective as to the Shares being sold or (ii) a specific exemption from registration under the Act, but only after Optionee has first obtained either a "no-action" letter from the SEC, following full and adequate disclosure of all facts relating to such proposed transfer, or a favorable opinion from or acceptable to counsel to the Company that the proposed transfer or other disposition complies with and is not in violation of the Act or any applicable state "blue sky" or securities laws.

5.   Anti-Dilution Provisions.

         (a) Subject to the provisions of Paragraph 5(b) below, if at any time or from time to time prior to expiration of the Option there shall occur any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, liquidation or the like, then and as often as the same shall occur, the kind and number of Shares subject to the Option, or the purchase price per share, or both, shall be adjusted by the Board of Directors of the Company ("Board") in such manner as it may deem appropriate and equitable, the determination of which Board shall be binding and conclusive. Failure of the Board to provide for any such adjustment shall be conclusive evidence that no adjustment is required.

         (b) The Board shall have the right to engage a firm of independent certified public accountants, which may be the Company's regular auditors, to make any computation provided for in this Section, and a certificate of that firm showing the required adjustment shall be conclusive and binding.

6. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to Optionee at the address set forth above or such other address as may be designated by like notice hereunder.

7. Miscellaneous. This Agreement cannot be changed except in writing signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed exclusively in New York. The Option has been granted pursuant to the Company's 1998 Stock Option Plan. This Agreement is in all respects subject to the terms and conditions of said Plan. The Option granted hereunder is intended to be a Non-Qualified Stock Option. Optionee acknowledges that Optionee is not holding any other stock options granted by the Company. Optionee shall execute this Agreement and return it to the Company within thirty (30) days after the mailing or delivery by the Company of this Agreement. If Optionee shall fail to execute and return this Agreement to the Company within said thirty (30) day period, the Option shall automatically terminate. The section headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.


         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                      INTELLI-CHECK, INC.


                                                      By:______________________


                                                      Optionee:

                                                      _________________________
                                                           Name

                                                                   Page 12 of 12